Exhibit 99.1
NUCRYST Pharmaceuticals Corp.
Consolidated Balance Sheets

	December 31	December 31
(thousands of U.S. dollars, except share data)	2006	2005

ASSETS

Current
Cash and cash equivalents	$18,926	$35,901
Accounts receivable — net (note 3)	7,041	6,401
Inventories (note 4)	7,297	6,569
Other	327	121

	33,591	48,992

Restricted cash (note 2g)	135	130
Capital assets — net (note 5)	11,350	9,464
Intangible assets — net (note 6)	816	874

	$45,892	$59,460

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities (note 7)	$2,261	$4,991
Accounts payable and accrued liabilities to related party (note 11)	45	1,058
Indebtedness to related party (note 8)	—	39,642

	2,306	45,691

Guarantees (note 12)
Commitments (note 13)

Shareholders’ equity
Common shares no par value, unlimited shares authorized:
issued and outstanding - 18,309,613 and 14,227,500 shares at December 31, 2006 and 2005, respectively (note 9)	82,672	42,629
Additional paid-in capital	482	—
Accumulated other comprehensive loss (note 2d)	(5,490)	(5,281)
Accumulated deficit	(34,078)	(23,579)

Total shareholders’ equity	43,586	13,769

	$45,892	$59,460

The accompanying notes are an integral part of these consolidated financial statements.

/s/ Barry M. Heck	/s/ Scott H. Gillis
Barry M. Heck	Scott H. Gillis
Director	Director

NUCRYST Pharmaceuticals Corp.
Consolidated Statements of Operations

	Year Ended	Year Ended	Year Ended
	December 31	December 31	December 31
(thousands of U.S. dollars except share and per share data)	2006	2005	2004

Revenue
Wound care product revenue	$24,369	$18,636	$14,682
Milestone revenue	—	5,000	10,000

	24,369	23,636	24,682

Costs
Manufacturing (note 5)	16,053	10,015	7,141
Research and development (note 5)	11,162	8,520	8,971
General and administrative	6,723	3,945	3,901
Depreciation and amortization (note 5)	430	300	221
Write down of capital assets (note 5)	1,049	—	—

(Loss) income from operations	(11,048)	856	4,448

Foreign exchange (losses) gains	(298)	193	82
Interest income	1,123	12	66
Interest expense (note 8)	(310)	(3,540)	(3,229)

(Loss) income before income taxes and cumulative effect of a change in accounting principle	(10,533)	(2,479)	1,367
Current income tax recovery (expense)(note 10)	41	(162)	(19)

(Loss) income before cumulative effect of a change in accounting principle	(10,492)	(2,641)	1,348
Cumulative effect of a change in accounting principle (note 2o)	(7)	—	—

Net (loss) income	$(10,499)	$(2,641)	$1,348

(Loss) income per common share (note 16)
Net (loss) income — basic and diluted	$(0.58)	$(0.27)	$0.14

Weighted average number of common shares outstanding:
— basic	17,964,332	9,764,486	9,727,500
— diluted	17,964,332	9,764,486	9,905,464

The accompanying notes are an integral part of these consolidated financial statements.

NUCRYST Pharmaceuticals Corp.
Consolidated Cash Flow Statements

	Year Ended	Year Ended	Year Ended
	December 31	December 31	December 31
(thousands of U.S. dollars)	2006	2005	2004

Operating activities
Net (loss) income	$(10,499)	$(2,641)	$1,348
Items not affecting cash
Depreciation and amortization	1,656	1,282	875
Foreign exchange loss	(356)	—	—
Stock-based compensation expense	496	—	—
Write down of capital assets	1,049	—	—
Cumulative effect of a change in accounting principle	7	—	—
Dividends on preferred shares	—	—	389
Accounts receivable	(606)	(2,000)	(1,254)
Inventories	(777)	(3,612)	(850)
Other	(212)	22	(15)
Accounts payable and accrued liabilities	(2,376)	1,191	1,150
Accounts payable and accrued liabilities to related party (note 11)	(969)	1,058	—
Accrued interest on indebtedness to related party (note 8)	—	2,589	3,122

Cash (used in) provided from operating activities	(12,587)	(2,111)	4,765

Investing activities
Restricted cash	(5)	(2)	(2)
Purchase of short-term investments	(22,191)	—	—
Maturity of short-term investments	22,748	—	—
Capital expenditures	(4,978)	(3,784)	(1,817)
Intangible assets	(153)	(127)	(115)

Cash used in investing activities	(4,579)	(3,913)	(1,934)

Financing activities
Issuance of common shares, net of share issuance costs (note 9)	286	39,095	—
Net advances from (repayments to) related party (note 8)	—	1,662	(1,949)

Cash provided from (used in) financing activities	286	40,757	(1,949)

Effect of exchange rate changes on cash and cash equivalents	(95)	220	(135)

Net (decrease) increase in cash and cash equivalents	(16,975)	34,953	747
Cash and cash equivalents at beginning of year	35,901	948	201

Cash and cash equivalents at end of year	$18,926	$35,901	$948

Supplemental disclosure of cash flow information:
Non-cash capital asset additions included in accounts payable and accrued liabilities at end of year	$243	$590	$674
Cash paid for interest	$310	$1,699	$—
Cash paid for income taxes	$72	$121	$19
Deferred share issue costs (accrued but not paid)	$—	$925	$—

The accompanying notes are an integral part of these consolidated financial statements.

NUCRYST Pharmaceuticals Corp.
Consolidated Statements of Shareholders’ Equity

				Accumulated
			Additional	Other		Total
	Common Shares		Paid-in	Comprehensive	Accumulated	Comprehensive
(thousands of U.S. dollars, except share data)	Number	Stated Amount	Capital	Loss	Deficit	Loss

December 31, 2003	9,727,500	$3,534	$—	$(2,479)	$(22,286)

Foreign currency translation adjustments	—	—	—	(1,701)	—	$(1,701)
Net income	—	—	—	—	1,348	1,348

December 31, 2004	9,727,500	3,534	—	(4,180)	(20,938)	(353)

Issuance of common shares	4,500,000	39,095	—	—	—	—
Foreign currency translation adjustments	—	—	—	(1,101)	—	(1,101)
Net loss	—	—	—	—	(2,641)	(2,641)

December 31, 2005	14,227,500	42,629	—	(5,281)	(23,579)	(3,742)

Issuance of common shares upon conversion of indebtedness to related party (note 8d)	3,964,200	39,642	—	—	—	—
Issuance of common shares in connection with restricted shares and exercises of stock options and share appreciation rights	117,913	401	—	—	—	—
Stock-based compensation	—	—	482	—	—	—
Foreign currency translation adjustments	—	—	—	(209)	—	(209)
Net loss	—	—	—	—	(10,499)	(10,499)

December 31, 2006	18,309,613	$82,672	$482	$(5,490)	$(34,078)	$(10,708)

The accompanying notes are an integral part of these consolidated financial statements.

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